FAs filed with the Securities and Exchange Commission on October 31, 2012

Registration No. 333-34433

Registration No. 333-34435

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST–EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-34433

POST–EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-34435

UNDER THE SECURITIES ACT OF 1933

PIEDMONT NATURAL GAS COMPANY, INC.

(Exact name of registrant as specified in its charter)

North Carolina	56-0556998
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4720 Piedmont Row Drive

Charlotte, North Carolina 28210

(Address of Principal Executive Offices) (Zip Code)

PIEDMONT NATURAL GAS COMPANY

EXECUTIVE LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Jane R. Lewis-Raymond

Senior Vice President, General Counsel, Corporate Secretary

and Chief Compliance and Community Affairs Officer

4720 Piedmont Row Drive

Charlotte, North Carolina 28210

(Name and address of agent for service)

(704) 364-7120

(Telephone number, including area code, of agent for service)

Copies to:

R. Douglas Harmon

Parker Poe Adams & Bernstein LLP

401 S. Tryon Street, Suite 3000

Charlotte, North Carolina 28202

Telephone: (704) 372-9000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-Accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

EXPLANATORY NOTE

This Post-Effective Amendment relates to the Registration Statement on Form S-8 (File No. 333-34433) filed by Piedmont Natural Gas Company, Inc. (the “Company”) on August 27, 1997 and the Registration Statement on Form S-8 (File No. 333-34435) filed by the Company on August 27, 1997 (the “Registration Statements”). The Company has terminated the offering of its securities pursuant to the Registration Statements. In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, the Company hereby removes from registration any and all securities registered but unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 31st day of October, 2012.

PIEDMONT NATURAL GAS COMPANY, INC.

By:	/s/ Jane Lewis-Raymond
Jane Lewis-Raymond Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance and Community Affairs Officer